                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                August 26, 1999
                Date of Report (Date of earliest event reported)



                            THORN APPLE VALLEY, INC.
             (Exact name of registrant as specified in its charter)



        Michigan                     000-06566                  38-1964066
-----------------------------     ---------------        ---------------------
(State or other jurisdiction        (Commission             (IRS Employer
 of incorporation)                  File Number)           Identification No.)


           26999 Central Park Boulevard, Suite 300, Southfield, MI        48076
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                    (Address of principal executive offices)          (Zip Code)


Registrant's telephone number, including area code    (248) 213-1000
                                                  ----------------------

                                 Not Applicable
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(Former name or former address, if changed since last report)
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                                    FORM 8-K

Item 2.  Acquisition or Disposition of Assets.

     On August 26, 1999, Thorn Apple Valley, Inc. ("TAV") completed the sale of substantially all of its assets to IBP, inc. The consideration for the transaction was approximately $109 million, which was used to repay certain creditors of TAV and to pay certain costs and expenses associated with the bankruptcy proceeding. IBP also assumed certain liabilities of TAV and its subsidiaries in connection with the transaction. TAV filed a voluntary petition for relief under Chapter 11 of the Federal Bankruptcy Code in the United States Bankruptcy Court for the Eastern District of Michigan, Southern Division (the "Court") on March 5, 1999. Chapter 11 pleadings were filed under the name "In Re Thorn Apple Valley, Inc.", case number 99-43645.

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        THORN APPLE VALLEY, INC.

                                        By:  /s/ Ronald D. Risher
                                           ----------------------------------
                                                 Vice President and Corporate
                                                 Controller


Dated:  September 1, 1999